[LOGO]
                  Heartland Financial USA, Inc.





April 6, 1998




Dear Fellow Stockholder:

     You are cordially invited to attend the annual stockholders' meeting of Heartland Financial USA, Inc. to be held at the corporate headquarters, located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 20, 1998, at 2:30 p.m. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. A copy of the Company's 1997 Annual Report to Stockholders is enclosed. At the meeting we shall report on Company operations and the outlook for the year ahead.

     Your Board of Directors has nominated three persons to serve as Class II directors, and proposes to amend Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 7,000,000 to 12,000,000 shares. Additionally, the Company's management has selected and recommends that you ratify the selection of KPMG Peat Marwick LLP to continue as the Company's independent public accountants for the year ending December 31, 1998. We recommend that you vote your shares for each of the director nominees and in favor of the proposals.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible.

     We look forward with pleasure to seeing and visiting with you at the meeting.

                              With best personal wishes,

                              \s\ Lynn S. Fuller
                              ---------------------------
                              Lynn S. Fuller
                              Chairman of the Board

   1398 Central Avenue  Dubuque, Iowa 52001  (319) 589-2000

[LOGO]
            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 20, 1998


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of HEARTLAND FINANCIAL
USA, INC. (the "Company") will be held at the corporate headquarters, 1398 Central Avenue, Dubuque, Iowa, on Wednesday,
May 20, 1998, at 2:30 p.m., for the purpose of considering and voting upon the following matters:

       1.to elect three (3) Class II directors.

       2.to amend Article IV of the Company's Certificate of
       Incorporation to increase the number of authorized shares of Common Stock, $1.00 par value per share, from 7,000,000 to 12,000,000 shares.

       3.to approve the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998.

       4.to transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 23, 1998, are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.

                              By order of the Board of Directors

                              /s/ Lois K. Pearce
                              ----------------------------------
                              Lois K. Pearce
                              Secretary
Dubuque, Iowa
April 6, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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                         PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Heartland Financial USA, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the corporate headquarters located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday,
May 20, 1998, at 2:30 p.m. local time, or at any adjournments or postponements thereof.

     The Company, a Delaware corporation, is a multi-bank and thrift holding company with 17 locations in Iowa, Illinois and Wisconsin. The Company is the parent of Dubuque Bank and Trust Company, Dubuque, Iowa ("DB&T"); Galena State Bank and Trust Company, Galena, Illinois ("GSB"); First Community Bank, a Federal Savings Bank, Keokuk, Iowa ("FCB"); Riverside Community Bank, Rockford, Illinois ("RCB") and Wisconsin Community Bank, Cottage Grove, Wisconsin ("WCB"). These banks are collectively referred to as the "Banks". The Company also has non-banking subsidiaries involved in providing insurance, consumer credit loans, fleet vehicle leasing and related services and products. The Banks and other subsidiaries of the Company are collectively referred to as the "Subsidiaries".

     The Proxy Statement and the accompanying Notice of Meeting and proxy are first being mailed to holders of shares of common stock, par value $1.00 per share, of the Company ("Common
Stock"), on or about April 6, 1998.

Voting Rights and Proxy Information

     All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement. A majority of the shares of the Common Stock present in person or represented by proxy will constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     Stockholders of record on the books of the Company at the close of business on March 23, 1998, will be entitled to vote at the meeting or any adjournments or postponements of the meeting. On March 18, 1998, the Company had outstanding 4,728,107 shares of Common Stock, with each share entitling its owner to one vote on each matter submitted to a vote at the annual meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against any proposal and broker non-votes will have no effect on the vote.

     The Board of Directors would like to have all stockholders represented at the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a later dated proxy relating to the same shares prior to the exercise of such proxy; (ii) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy; or
(iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Ms. Lois K. Pearce, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001.

                      ELECTION OF DIRECTORS

     At the annual meeting to be held on May 20, 1998, the stockholders will be entitled to elect three Class II directors for terms expiring in 2001. The directors of the Company are divided into three classes having staggered terms of three years. Each of the nominees for election as Class II directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees become unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years as of March 23, 1998. Unless otherwise indicated, each person has held the positions indicated for at least five years. The nominees, if elected at the annual meeting, will serve as Class II directors for three year terms expiring in 2001. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR.

                            NOMINEES
                                        Position with the Company
Name                Served as Company   and the Subsidiaries and
(Age)               Director Since      and Principal Occupation
------------------- ------------------- -------------------------

CLASS II
(Term Expires 2001)
Mark C. Falb        1995                Director of DB&T;
(Age 50)                                President and Chief
                                        Executive Officer (1983-
                                        1992) and Chairman of the
                                        Board (1992) of Wm. C.
                                        Brown Companies; Westmark
                                        Enterprises,
                                        Inc.,President and CEO
                                        (1992-1993), Chairman and
                                        CEO (1993-present);
                                        Kendall/Hunt Publishing
                                        Co., Chairman and CEO
                                        (1992-present).

James A. Schmid     1981                Vice Chairman of the
(Age 74)                                Board of the Company
                                        (1991-present); Chairman
                                        of the Board and Director
                                        of DB&T; Director of DB&T
                                        Insurance Inc., Citizens
                                        Finance Co. and DB&T
                                        Community Development
                                        Corp. (1994-present);
                                        Chairman of the Board
                                        (1991-present), President
                                        (1974-1992) and Chief
                                        Executive Officer (1992-
                                        present) of Crescent
                                        Electric Supply Company.

Robert Woodward     1987                Director of DB&T, DB&T
(Age 61)                                Insurance Inc.,
                                        Citizens Finance Co. and
                                        DB&T Community
                                        Development Corp.(1994-
                                        present); Chairman of the
                                        Board and Chief Executive
                                        Officer of Woodward
                                        Communications, Inc.
                                        (1995-present).
                      CONTINUING DIRECTORS

                                        Position with the Company
Name                Served as Company   and the Subsidiaries and
(Age)               Director Since      and Principal Occupation
------------------- ------------------- -------------------------
CLASS III
(Term Expires 1999)
Lynn S. Fuller      1981                Chairman of the Board and
(Age 73)                                Chief Executive
                                        Officer of the Company;
                                        Director and Vice
                                        Chairman of the Board of
                                        DB&T; Director of DB&T
                                        Insurance Inc., Citizens
                                        Finance Co. and DB&T
                                        Community Development
                                        Corp.(1994-present).

Evangeline K.        1981               Director of DB&T, DB&T
Jansen                                  Insurance Inc., Citizens
(Age 81)                                Finance Co. and DB&T
                                        Community Development
                                        Corp. (1994-present).


                                        Position with the Company
Name                Served as Company   and the Subsidiaries and
(Age)               Director Since      and Principal Occupation
------------------  ------------------- ---- --------------------
CLASS I
(Term Expires 2000)
Lynn B. Fuller      1987                President of the Company;
(Age 48)                                Director, President
                                        and Chief Executive
                                        Officer of DB&T; Director
                                        of GSB; Director and
                                        President of DB&T
                                        Insurance Inc., Citizens
                                        Finance Co. and DB&T
                                        Community Development
                                        Corp. (1994-present);
                                        Director of Keokuk
                                        Bancshares (1994-
                                        present), FCB (1994-
                                        present) and DBT
                                        Investment (1994-
                                        present); Director and
                                        Chairman of RCB (1995-
                                        present); Director and
                                        Chairman of ULTEA, Inc.
                                        (1996-present); Director,
                                        WCB (1997-present).

Gregory R. Miller     1994              Executive Vice President
(Age 49)                                of the Company (1996-
                                        present); Director (1991-
                                        present) and Vice-
                                        Chairman of the Board of
                                        FCB (1998-present); Chief
                                        Executive Officer and
                                        President of FCB (1991-
                                        1997); President of KFS
                                        Services (1991-1997).

     All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any of the Company's directors have been selected for their respective positions. No member of the Board of Directors is related to any other member of the Board of Directors, except that Lynn S. Fuller is the father of Lynn B. Fuller.

Meetings of the Board of Directors and Committees

     Regular meetings of the Board of Directors of the Company are held quarterly. During 1997, the Board of Directors held six regular meetings and two special meetings. All directors during their terms of office in 1997 attended at least 75% of the total number of meetings of the Board of Directors of the Company and of meetings held by all committees of the Board on which any such director served. The Company does not currently have a standing nominating committee. Rather, the entire Board participates in the process of selecting nominees to fill vacancies on the Board. Pursuant to the Company's bylaws, the Board of Directors will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the Secretary of the Company no later than 14 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the Company's bylaws.

     The Compensation Committee, consisting of directors Schmid (Chairman), Falb, Jansen and Woodward, meets to review the salary, other compensation and performance of the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table and recommends adjustments. During 1997, the Compensation Committee met five times.

     The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are directors Schmid (Chairman), Falb, Jansen and Woodward. During 1997, the Audit Committee met two times.

Compensation of Directors

     Each of the Company's directors is paid a fee of $415 for each board meeting attended and $235 for each committee meeting attended, except that Mr. Lynn B. Fuller receives no fees for his services as director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 23, 1998, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.

                            Amount and Nature
Name of Individual and      of Beneficial         Percent of
Number of Persons in Group  Ownership (1)         Class
--------------------------  ------------------    ----------

5% Stockholders
Dubuque Bank and Trust Company
1398 Central Avenue
Dubuque, Iowa 52001              690,010 (2)        14.59%

Heartland Partnership, L.P.
1145 S. Grandview
Dubuque, Iowa 52003              278,000 (3)         5.88%

Directors
Mark C. Falb                      89,536 (4)         1.89%
Lynn B. Fuller                   103,711 (5)         2.19%
Lynn S. Fuller                   475,661 (6)        10.06%
Evangeline K. Jansen             560,656 (7)        11.86%
Gregory R. Miller                106,582 (8)         2.25%
James A. Schmid                  191,440 (9)         4.04%
Robert Woodward                  215,710(10)         4.56%

Other Executive Officers
John K. Schmidt                   14,343              .30% *
Kenneth J. Erickson               18,208              .39% *
Douglas J. Horstmann              17,715              .39% *
All directors and
executive officers
as a group (12 persons)        1,821,076            38.52%

* Less than one percent

     (1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

     (2) Includes 214,477 shares over which DB&T has sole voting and investment power and 209,533 shares over which DB&T has shared voting or investment power.

     (3)  Mr. Lynn S. Fuller, Chairman of the Board and Chief
Executive Officer of the Company, is the General Partner of Heartland Partnership, L.P., and in such capacity exercises sole voting and investment power over such shares.

     (4) Includes 53,488 shares over which Mr. Falb has shared voting and investment power and 22,352 shares held by Mr. Falb's spouse, as trustee, over which Mr. Falb has no voting or investment power.

     (5) Includes an aggregate of 2,020 shares held by Mr. Fuller's spouse and minor child, over which shares Mr. Fuller has shared voting and investment power. Excludes 7,000 shares held by the Heartland Partnership, L.P. over which Mr. Fuller has no voting or investment power but in which Mr. Fuller does have a beneficial interest.

     (6) Includes shares held by the Heartland Partnership, L.P., as well as 36,142 shares held by a trust for which Mr.
Fuller's spouse is a trustee and over which shares Mr. Fuller has shared voting and investment power.

     (7)  Represents shares held in certain trusts for which Ms.
Jansen serves as trustee or co-trustee. Voting and investment power is shared with respect to 144,256 of such shares.

     (8)  Includes an aggregate of 37,050 shares held by Mr.
Miller's spouse, over which shares Mr. Miller has shared voting and investment power.

     (9) Includes 5,392 shares held by Mr. Schmid's wife, over which Mr. Schmid has shared voting and investment power, 73,336 shares held in trust over which Mr. Schmid has sole voting and investment power, and 42,192 shares held by Crescent Realty Corp., of which Mr. Schmid is a controlling person.

     (10) Includes an aggregate of 130,600 shares held by various trusts of which Mr. Woodward is a trustee and over which shares Mr. Woodward has shared voting and investment power over 124,200 shares and sole voting and investment power over 6,400 shares.

     (11) Includes 2,400 shares held by Mr. Erickson jointly with his spouse, over which shares Mr. Erickson has shared voting and investment power.

     (12) Includes 9,000 shares held by Mr. Horstmann's spouse, over which shares Mr. Horstmann has shared voting and investment power.

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1997 through December 31, 1997.

                     EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and to each of the other five most highly compensated executive officers of the Company or the Subsidiaries for the fiscal year ended December 31, 1997:

                   SUMMARY COMPENSATION TABLE


                                           Annual Compensation
                                           -------------------
(a)                              (b)         (c)          (d)
                                Fiscal
                                 Year
                                Ended
Name and Principal             December    Salary        Bonus
Position                         31st      ($)(1)        ($)(2)
-------------------------     ----------  ---------     --------


Lynn B. Fuller                  1997      $165,000       $73,042
President of the Company        1996       157,000        72,523
                                1995       155,000        83,031

Lynn S. Fuller
Chairman and Chief              1997      $  4,243       $   ---
Executive Officer               1996       105,000           ---
of the Company                  1995       105,000           ---

Gregory R. Miller               1997      $103,591       $20,000
Executive Vice President        1996       103,591        14,304
of the Company                  1995        99,607        14,304

John K. Schmidt
Executive Vice President        1997      $105,000       $29,182
and Chief Financial Officer     1996        99,000        26,257
of the Company                  1995        95,000        25,575

Kenneth J. Erickson             1997      $100,000       $20,808
Senior Vice President           1996        96,000        22,946
of the Company                  1995        90,000        15,940

                                     Long-term
                                    Compensation
                               ---------------------
(a)                    (b)         (f)       (g)          (h)
                      Fiscal
                       Year
                      Ended    Restricted Underlying All Other
Name and Principal   December    Stock     Options/  Compensa-
Position               31st    Awards ($)    SARs(#) tion($)(3)
------------------  ---------- ---------- ---------- ----------

Lynn B. Fuller        1997      $  ---       $12,000   $47,179
President             1996         ---        12,000    28,168
of the Company        1995         ---        24,000    20,473

Lynn S. Fuller
Chairman and Chief    1997         ---           ---    23,678
Executive Officer     1996         ---           ---    25,036
of the Company        1995         ---           ---    19,964

Gregory R. Miller     1997      $  ---         6,000   $29,307
Executive Vice        1996         ---         6,000    20,043
President             1995         ---        12,000    16,930
of the Company

John K. Schmidt       1997      $  ---         8,000   $30,071
Executive Vice        1996         ---         8,000    18,602
President and         1995         ---        16,000    15,650
Chief Financial
Officer of the Company

Kenneth J. Erickson   1997      $  ---         8,000   $31,382
Senior Vice President 1996         ---         8,000    19,117
of the Company        1995         ---        16,000    13,899


     (1)  Includes amounts deferred under the Company's
Retirement Plan.

     (2) The amounts shown represent amounts received under the Company's Management Incentive Compensation Plan.

     (3) The amounts shown represent amounts contributed on behalf of the respective officer to the Company's Retirement Plan and the allocable portion of the premium paid for life insurance under the Company's split-dollar life insurance plan for certain of the named executive officers. For Messrs. Lynn B. Fuller and Lynn S. Fuller, the amounts shown include an automobile allowance. For
1996 and 1997, such amounts also include the aggregate value of the discount to market price of shares purchased under the Company's Employee Stock Purchase Plan and/or the Company's
Executive Restricted Stock Purchase Plan. For 1996, the amount contributed for each officer under the Retirement Plan, and the aggregate below market discount realized by each named individual, is as follows; $18,622 and $7,171 for Mr. Lynn B.
Fuller, $14,361 and $4,244 for Mr. Lynn S. Fuller, $15,117 and
$4,926 for Mr. Miller, $15,759 and $2,705 for Mr. Schmidt and
$14,349 and $4,587 for Mr. Erickson. For 1997, such amounts were $19,632 and $25,023 for Mr. Lynn B. Fuller, $12,484 and $16,536
for Mr. Miller, $16,105 and $13,799 for Mr. Schmidt and $15,085 and $16,051 for Mr. Erickson.

Stock Option Information

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary
Compensation Table:


               OPTIONS GRANTS IN LAST FISCAL YEAR

                        Individual Grants

(a)                              (b)         (c)          (d)
                                         % of Total
                                       Option Granted
                               Options   to Employees Exercise or
                               Granted    in Fiscal    Base Price
Name                           (#) (1)       Year        ($/Sh)
-----------------------      -----------------------  -----------

Lynn B. Fuller                  12,000        18%       $24.00
Gregory R. Miller                6,000         9%        24.00
John K. Schmidt                  8,000        12%        24.00
Kenneth J. Erickson              8,000        12%        24.00

 (a)                            (e)                     (f)
                                                    Grant Date
                                Expiration         Present Value
Name                               Date              ($) (2)(3)
----------------------          ----------         -------------

Lynn B. Fuller                   01/02/07              $102,360
Gregory R. Miller                01/02/07                51,180
John K. Schmidt                  01/02/07                68,240
Kenneth J. Erickson              01/02/07                68,240

      (1) Options become exercisable in three equal portions on the day after the third, fourth and fifth anniversaries of the January 2, 1997 date of grant.

      (2) The Black Scholes valuation model was used to determine the grant date present values. Significant assumptions include: [risk-free interest rate, 6.30%; expected option life, 10 years; expected volatility, 24.27%; expected dividends, 2.17%.]

      (3) The ultimate value of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of the Company's Common Stock, on the date the option is exercised, over the exercise price of the option.

     The following table sets forth certain information concerning the number and value of stock options at December 31, 1997 held by the named executive officers. No stock options were exercised during 1997 by such persons.

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                        OPTION/SAR VALUES

                                             Number of Securities
                     Shares                Underlying Unexercised
                   Acquired On   Value     Options/SARs at FY  End
Name                Exercise   Realized         (#) (d)
(a)                  (#) (b)   ($) (c)  Exercisable Unexercisable
------------------  ---------  -------- ----------  -------------

Lynn B. Fuller        ---        ---       ---         48,000
Gregory R. Miller     ---        ---       ---         24,000
John K. Schmidt       ---        ---       ---         32,000
Kenneth J. Erickson   ---        ---       ---         32,000

                              Value of Unexercised
                                  In-the-Money
                             Options/SARs at FY End
Name                                 ($) (e)
(a)                           Exercisable Unexercisable
--------------------          ----------- -------------
Lynn B. Fuller                    ---       $537,000
Gregory R. Miller                 ---        268,500
John K. Schmidt                   ---        358,000
Kenneth J. Erickson               ---        358,000


Compensation Committee Report On Executive Compensation

     The Company's compensation program is administered by the Compensation Committee (the "Committee"). The Chief Executive
Officer serves on this and all committees ex-officio but on none as Chairman.

     In determining appropriate levels of executive compensation, the Committee has at its disposal independent reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth accomplished by achieving both financial and non-financial goals such as return on equity, earnings per share and asset and deposit growth. The objectives of this philosophy are to: (i) encourage a consistent and competitive return to stockholders;
(ii) reward bank and individual performances; (iii) provide financial rewards for performance of those having a significant impact on corporate profitability; and (iv) provide competitive compensation in order to attract and retain key personnel.

     There are three major components of Company's executive officer compensation (i) base salary, (ii) annual incentive awards and (iii) long-term incentive awards.

     The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the Committee are the recommendations of the chief executive officer with respect to the compensation of the Company's other key executive officers. However, the Committee makes the final compensation decisions concerning such officers. The Company also has adopted the Heartland Financial, USA, Inc. 1993 Stock Option Plan ("Stock Option Plan"). The Stock Option Plan is intended to promote equity ownership in the Company by directors and selected officers and employees of the Company and the Subsidiaries to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or the Subsidiaries. The Company has also purchased a split-dollar life insurance policy on each of its executive officers.

     The Chief Executive Officer's salary for 1997 was based on a variety of factors, the foremost of which was agreement that his salary would remain at the current level until the transition of the President to the Chief Executive Officer position occurs.
The Chief Executive Officer was not eligible for incentive based compensation in 1997.

                         Respectfully,


                   James A. Schmid, Chairman
                          Mark C. Falb
                      Evangeline K. Jansen
                        Robert Woodward

Compensation  Committee Interlocks and Insider  Participation  in
Compensation Decisions

      During the last completed fiscal year, in addition to each of the members of the Committee, John K. Schmidt also participated in Committee deliberations concerning executive compensation. No such person participated in any decisions regarding their own compensation. Mr. Schmidt is not a director of the Company or DB&T but is the Executive Vice President and Chief Financial Officer of the Company and is Senior Vice President and Chief Financial Officer of DB&T. All of the directors of the Company also serve as a director of DB&T except for Mr. Gregory R. Miller. Mr. Lynn S. Fuller serves as Vice Chairman of the Board of Directors of DB&T and Chairman of the Board and Chief Executive Officer of the Company. Mr. Lynn B. Fuller serves as President and Chief Executive Officer of DB&T and President of the Company.

      The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

Stockholder Return Performance Presentation

      The following graph shows a five year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks. The Company's shares are traded in the over-the-counter market and are not listed for trading on any exchange. Figures for the Company's Common Stock represent interdealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions. The graph was prepared at the Company's request by SNL Securities L.C., Charlottesville, Virginia.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           ASSUMES $100 INVESTED ON DECEMBER 31, 1992
       *Total return assumes reinvestment of dividends

                     Cumulative Total Return

                            1992   1993  1994  1995  1996   1997

Heartland Financial USA,Inc $100   $212  $301  $364  $520   $634

Nasdaq Stock Market - US    $100   $115  $112  $159  $195   $240

Nasdaq Bank Stock Index     $100   $114  $114  $169  $223   $377


                  TRANSACTIONS WITH MANAGEMENT

     Directors and officers of the Company and the Subsidiaries, and their associates, were customers of and had transactions with the Company and one or more of the Subsidiaries during 1997. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.


    PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to Article IV of the Company's Certificate of Incorporation ("Certificate") that would increase the number of authorized shares of the Company's Common Stock, $1.00 par value per share, from 7,000,000 shares to 12,000,000 shares. The Board of Directors has also approved a resolution providing for a two-for-one stock split of the Common Stock in the form of a stock dividend if the Amendment is approved. No distribution date for any such stock split has yet been determined. As of March 23, 1998, the Company had 4,728,107 shares of Common Stock issued and outstanding.

     The Board of Directors has proposed adoption of the Amendment for several reasons, including those set forth below. First, the Amendment will provide for the additional shares of Common Stock necessary to effectuate the proposed stock split.
As a result of the stock split, the number of shares of Common Stock owned by each of the Company's stockholders as of the record date for the stock split will double, and each such share will have approximately half of the per share value of Common Stock prior to the stock split. The decrease in the per share value of Common Stock should also lead to a commensurate decrease in the per share market price, thus making an investment in Common Stock by existing or potential stockholders of the Company more readily possible.

     Second, the additional shares authorized by the Amendment will provide management with enough shares of Common Stock to enter into certain transactions involving the use of Common Stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by the Company of additional branch locations, subsidiaries or bank and thrift holding companies. Although no such transactions are planned for the immediate future, management and the Board of Directors believe that it is in the Company's best interests to have available a sufficient number of authorized shares of Common Stock if such transactions become advisable.

     Third, the additional shares of Common Stock authorized by the Amendment could be used to raise additional working capital for the Company or the Subsidiaries. The Board of Directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose.

     The increase in the number of shares of Common Stock authorized by the Amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of the Company, although no dilution will occur as a direct result of the proposed stock split. The degree of any such dilution which would occur following the issuance of any additional shares of Common Stock, including any newly authorized Common Stock, would depend upon the number of shares of Common Stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of such shares could significantly dilute the voting power of existing stockholders.

     The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control of the Company because the Company would have the ability to issue additional shares of Common Stock in response to any such attempt. The Company is not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of Common Stock would be issued in response to any such attempt.

     To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the Amendment at the annual meeting. THE BOARD OF DIRECTORS
RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE AMENDMENT.


             RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent auditors, to be the Company's auditors for the fiscal year ending December 31, 1998, and recommends that the stockholders ratify the appointment. KPMG Peat Marwick LLP has been the Company's auditors since June, 1994. A representative of KPMG Peat Marwick LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of auditors is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THIS APPOINTMENT.


         STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company on or before December 5, 1998, and must otherwise comply with the Company's bylaws.

                         OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or the Subsidiaries may solicit proxies personally or by telegraph or telephone without additional compensation.


                   FAILURE TO INDICATE CHOICE

     If any stockholder fails to indicate a choice in items (1) and (2) on the proxy card, the shares of such stockholder shall be voted FOR in each instance.

                              By order of the Board of Directors

                              \s\ Lynn B. Fuller
                              -----------------------------------
                              Lynn B. Fuller
                              President
Dubuque, Iowa
April 6, 1998


               ALL STOCKHOLDERS ARE URGED TO SIGN
                AND MAIL THEIR PROXIES PROMPTLY